Exhibit 99.1

Workhorse Group Announces Closing of $22.4 Million Public Offering Including

Exercise of Underwriters’ Option to Purchase Additional Shares

CINCINNATI, OH—2/1/2017 Workhorse Group Inc. (NASDAQ: WKHS), today announced the completion of its previously announced underwritten public offering of 6,500,000 shares of its common stock at a public offering price of $3.00 per share. In addition, the underwriters have exercised an option to purchase an additional 975,000 shares of common stock at the public offering price, less the underwriting discounts and commissions.

All of the shares in the offering were sold by Workhorse Group, with gross proceeds to Workhorse Group of approximately $22.4 million and net proceeds of approximately $20.5 million, after deducting underwriting discounts and commissions and estimated offering expenses.

Oppenheimer & Co. Inc. and Cowen and Company, LLC acted as the joint book-running managers for the offering.

The public offering was made pursuant to a shelf registration statement on Form S-3 that was previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus supplement and the accompanying prospectus describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov, and may be obtained from Oppenheimer & Co. Inc., 85 Broad Street, 26th Floor, New York, NY 10004, Attn: Syndicate Prospectus Department, by calling (212) 667-8563, or by email to EquityProspectus@opco.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Workhorse Group Inc.

Workhorse Group, Inc. (NASDAQ: WKHS), is a U.S. – based original equipment manufacturer of medium duty EPA-approved battery-electric delivery vehicles and fully integrated truck-launched, FAA compliant unmanned aerial systems (UAS) delivery drones. Workhorse trucks have historically been sold to the largest fleets in the USA and Canada for last-mile delivery and related uses. For additional information visit www.workhorse.com

Forward Looking Statement

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders, the ability to protect our intellectual property; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Mike Dektas

Workhorse Group Inc.

513-266-3590

Mike.Dektas@workhorse.com